UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2005

TBC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	0-11579	20-1888610

(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7111 Fairway Drive, Suite 201, Palm Beach Gardens, FL	33418

(Address of principal executive offices)	(Zip code)

561-227-0955
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Extension of Executive Officer’s Employment Agreement

Pending completion of a new executive employment agreement, Tire Kingdom, Inc. (“Tire Kingdom”), a wholly-owned subsidiary of TBC Corporation (the “Company”), and Orland Wolford agreed to extend the term of Mr. Wolford’s current Employment Agreement. The Employment Agreement, which would otherwise have expired by its terms on May 8, 2005, will now expire on December 31, 2005 if not earlier superseded by a new employment agreement.

Mr. Wolford is the President and Chief Executive Officer of Tire Kingdom, Merchant’s, Incorporated, and NTW Incorporated. These three subsidiaries operate the Company’s retail tire and automotive service stores other than its franchised Big O Tires stores.

A copy of the Amendment Extending Employment Agreement, dated as of April 29, 2005, is included as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No. and Description.

(10)	MATERIAL CONTRACTS.

Management Contracts and Compensatory Plans or Arrangements.

10.1	Amendment, dated as of April 29, 2005, Extending Employment Agreement between Orland Wolford and Tire Kingdom, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TBC CORPORATION
Date: May 4, 2005	By	/s/ THOMAS W. GARVEY
Thomas W. Garvey,
Executive Vice President and Chief Financial Officer

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